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                                                                      EXHIBIT 21

                                        Subsidiaries of Hancock Fabrics, Inc.

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
                                                               Names Under Which
                                State of                          Subsidiary
Name                          Incorporation                      Does Business
----                          -------------                    -----------------
HF Enterprises, Inc.            Delaware                      HF Enterprises

HF Resources, Inc.              Delaware                      HF Resources

HF Merchandising, Inc.          Delaware                      HF Merchandising

Hancock Fabrics of MI,
  Inc.                          Delaware                      Hancock Fabrics of MI

Hancock Fabrics, LLC            Delaware                      Hancock Fabrics

hancockfabrics.com, Inc.        Delaware                      hancockfabrics.com

Sewing Centers, LLC             Delaware                      Singer Sewing Center
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